UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 4, 2013

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CELADON GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34533	13-3361050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9503 East 33rd Street One Celadon Drive, Indianapolis, IN	46235
(Address of principal executive offices)	(Zip Code)

(317) 972-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

On February 4, 2013, Stephen Russell, Chairman of the Board of Celadon Group, Inc., a Delaware corporation (the "Company"), adopted a written sales plan in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the "Plan") for trading 200,000 shares, or approximately 14% of Mr. Russell's holdings of the Company's common stock and related derivative securities.  Beginning on February 6, 2013, a brokerage firm may sell the shares of Celadon common stock owned by Mr. Russell; provided that certain market prices for the Company's common stock are met. Mr. Russell's Plan terminates on November 5, 2013. Additionally, Mr. Russell submitted notice to the Company of his exercise of 80,000 options to purchase the Company's common stock at an exercise price of $8.67 per share.

Transactions made under the Plan and the option exercise will be reported to the Securities and Exchange Commission in accordance with applicable securities laws, rules, and regulations. Except as may be so required, the Company does not undertake any obligation to update or report any modification, termination, or other activity regarding the option exercise or under the Plan or any other plan that may be adopted by other officers or directors of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELADON GROUP, INC.

Date: February 4, 2013	By:	/s/ William E. Meek
William E. Meek Executive Vice President, Chief Financial Officer, and Treasurer